Exhibit 77(q)(1)

(b) The Fund's revised investment policy with respect to the lending of portfolio securities is reflected in a Supplement, dated October 1, 2001, to the Pilgrim International Equity Funds' Class A, B, C and M Prospectus, dated March 1, 2001.

(d) Form of Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended, is incorporated herein by reference to Post-Effective Amendment No. 48 to the Registrant's Registration Statement on Form N-1A, as filed on October 1, 2001.